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                                                                     EXHIBIT 5.1

                       OPINION OF GARDERE WYNNE SEWELL LLP

April 3, 2002

Impreso, Inc.
652 Southwestern Boulevard
Coppell, Texas 75019

Ladies and Gentlemen:

     We have acted as counsel to Impreso, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering 441,000 shares of the Company's common stock, $0.01 par value (the "Common Stock"), under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale from time to time by selling shareholders of the Company of (i) shares of Common Stock to be issued or transferred in connection with the exercise of (a) a warrant to purchase 50,000 shares of Common Stock granted to Salomon Grey Financial Corporation (the "Salomon Grey Warrant") and (b) options to purchase 191,000 shares of Common Stock granted to various employees of the Company outside of an employee benefit plan (the "Employee Options") and (ii) 200,000 shares of Common Stock purchased directly from the Company by its founders (the "Founders' Shares").

     In connection with this opinion, we have reviewed and are familiar with the Company's Certificate of Incorporation and bylaws and such other records and agreements of the Company, certificates or public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various facts material to this opinion letter, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, set forth in certificates delivered to us, without independently verifying the accuracy of the information contained therein.

     Based upon the foregoing, we are of the opinion that:

          1. The 50,000 shares of Common Stock of the Company which from time to time may be issued or transferred upon the exercise of the Salomon Grey Warrant and the 191,000 shares of Common Stock of the Company which from time to time may be issued or transferred upon the exercise of the Employee Options, when so issued and sold at prices in excess of the par value of the Common Stock, in accordance with the provisions of the related warrant

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               and stock option agreements, respectively, will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

          2. Based upon the foregoing and subject to the assumptions stated herein, it is our opinion that the Founders' Shares have been validly issued and are fully paid and non-assessable.

     The opinion herein is also subject to the following exceptions, limitations and qualifications:

     A. The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws or regulations.

     B. This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise the Company or any other person or entity of any change in any matter set forth herein.

     C. This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

     This opinion is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Respectfully submitted,

                                       GARDERE WYNNE SEWELL LLP

                                       By: /s/ David R. Earhart
                                           ------------------------------------
                                           David R. Earhart, Partner

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